EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2, 2022, with respect to our audit of the consolidated financial statements of Dunxin Financial Holdings Limited and its subsidiaries as of and for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8. Very truly yours,

/s/AUDIT ALLIANCE LLP
AUDIT ALLIANCE LLP
July 8, 2022